<EXHIBIT 12-A>
                   MERRY LAND & INVESTMENT COMPANY, INC.

 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO
               COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

                           (Dollars in thousands)

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

                                       Years ended December 31,
                                       ------------------------
                             1990      1991      1992      1993      1994
                             ----      ----      ----      ----      ----
Pretax income               $  5,903  $  8,791  $  11,445  $ 26,408  $ 36,985
Fixed charges:
  Interest expense          $ 22,710  $ 12,804  $   5,788  $  5,640  $ 10,394
  Amortization of debt            --  $      3  $       3  $    122  $    348
  costs                     --------  --------   --------  --------  --------
Earnings available for
  fixed charges and
  preferred stock
  dividends                 $ 28,613  $ 21,598   $ 17,236  $ 32,170  $ 47,727
                            ========  ========   ========  ========  ========
Fixed charges:
  Interest expense          $ 22,710  $ 12,804   $  5,788  $  5,640  $ 10,394
  Amortization of debt            --  $      3   $      3  $    122  $    348
  costs                     ========  ========   ========  ========  ========
                            $ 22,710  $ 12,807   $  5,791  $  5,762  $ 10,742
Combined fixed charges
  and preferred dividends:
  Interest expense          $ 22,710  $ 12,804   $  5,788  $  5,640  $ 10,394
  Preferred dividends             --        --         --  $  4,025  $  7,934
  Amortization of debt            --  $      3   $      3  $    122  $    348
  costs                     --------  --------   --------  --------  --------
                            $ 22,710  $ 12,807   $  5,791  $  9,787  $ 18,676
                            ========  ========   ========  ========  ========
Ratio of earnings to
  fixed charges                1.26x     1.69x      2.98x     5.58x     4.44x

Ratio of earnings to
  combined fixed charges
  and preferred dividends      1.26x     1.69x      2.98x     3.29x     2.56x

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